UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2014

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

4120 Southwest Freeway, Suite 150, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Nobilis Health Corp. (the “Company”) is filing this Amendment No. 1 on Form 8-K/B (this “Amendment”) to its Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 21, 2015 (the “Original Filing”) in order to include additional financial information and revisions to the pro-forma as required under 8-04 of Regulation S-X and under 8-05 of Regulation S-X respectively.

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective September 2, 2014, Nobilis Health Corp. (the “Company”) formed First Nobilis, LLC, a Texas limited liability company (“First Nobilis”) for the purposes of owning and operating a hospital and surgery center, each located in southeast Houston. A third party, First Surgical Partners Holdings, Inc., (“First Surgical”) contributed certain assets and liabilities to the new entity in exchange for a 49% ownership interest which was accounted for as a business combination. Following this transaction, First Nobilis’ ownership is apportioned 51% - 49% between the Company and First Surgical respectively.

Nobilis also signed management agreements to manage the operations of the hospital and surgical center. Nobilis contributed a total of $7.5 million to First Nobilis, which was raised by a brokered private placement that was completed in September 2014, and First Surgical contributed tangible and intangible assets necessary to operate a licensed hospital and licensed surgery center in Texas. The Company and First Surgical both contributed to First Nobilis their particular knowledge and experience in healthcare administration and clinical care.

The unaudited pro forma financial information presents the combined results of operations for us and the portion acquired from First Surgical as if the acquisition had occurred at the beginning of the fiscal year 2013. The unaudited pro forma financial information has been prepared for comparative purposes only and does not purport to be indicative of the actual operating results that would have been recorded had the acquisition actually taken place at the beginning of the fiscal year 2013, and should not be taken as indicative of future consolidated operating results. Additionally, the unaudited pro forma financial results do not include any anticipated synergies or other expected benefits from the acquisition.

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2013 and 2012
with Report of Independent Auditors

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of First
Surgical Partners, Inc.

Report on Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of First Surgical Partners, Inc. and subsidiaries which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Dallas	Fort Worth	Houston	An Independent Member of

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Surgical Partners, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with GAAP.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company had an accumulated deficit of $17,262,225 at December 31, 2013, and a loss from continuing operations of $1,679,818 for the year ended December 31, 2013. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Report on Other Financial Information

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying consolidating balance sheets as of December 31, 2013 and 2012, and consolidating statements of operations for the years then ended, are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Houston, Texas
October 2, 2014

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATED BALANCESHEETS

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$895,499	$41,343
Accounts receivable, net	8,094,125	7,857,746
Inventory	994,273	1,542,710
Prepaids and other current assets	239,248	313,878
Current deferred income tax assets	111,967	-
Income tax receivable	767,876	-
Total current assets	11,102,988	9,755,677

Property and equipment, net	9,727,342	12,532,500
Noncurrent deferred income tax assets	2,415,893	2,079,655
Other noncurrent assets	256,701	91,930

Total assets	$23,502,924	$24,459,762

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$5,007,578	$3,665,227
Due to related parties	8,289,723	5,270,566
Accrued expenses and other current liabilities	930,978	774,771
Lines of credit	-	2,383,903
Income taxes payable	-	343,042
Deferred income taxes	-	487,691
Current portion of long-term debt	2,651,935	2,352,278
Current portion of capital lease obligations	508,216	258,559
Total current liabilities	17,388,430	15,536,037

Long-term liabilities:
Long-term debt, net of current amount	18,126,844	18,556,884
Lines of credit, net of current amount	1,548,284	-
Capital lease obligations, net of current amount	856,567	437,165
Total long-term liabilities	20,531,695	18,994,049
Total liabilities	37,920,125	34,530,086

Commitments and contingencies

Stockholders' deficit:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, zero issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 36,512,132 and 40,973,393 shares issued and outstanding in 2013 and 2012, respectively	3,651	4,097
Treasury stock, 4,461,261 shares in 2013	(4,570,722)	-
Additional paid-in capital	7,412,095	7,412,095
Accumulated deficit	(17,262,225)	(17,486,516)
Total stockholders' deficit	(14,417,201)	(10,070,324)

Total liabilities and stockholders' deficit	$23,502,924	$24,459,762

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2013	2012

Net revenue	$32,326,829	$32,847,724

Operating expenses:
Salaries and benefits	2,929,409	8,258,696
Medical supplies	7,289,958	7,829,537
Bariatric and gastro-esophageal program sponsorship fees	2,850,575	2,795,323
Legal and professional fees	981,040	1,405,557
Depreciation	1,583,262	1,742,647
Rent	1,897,243	1,957,260
Management fees	904,912	1,466,253
Staff leasing expense	8,778,032	3,038,533
Other operating expenses	5,255,827	5,153,149
Total operating expenses	32,470,258	33,646,955

Other income (expense):
Interest expense, net	(1,511,558)	(1,374,912)
Loss on litigation settlement	-	(5,095,000)
Gain (loss) on sale or disposal of property and equipment	(445,253)	81,030
Other expenses	(111,937)	(380,678)
Total other expense	(2,068,748)	(6,769,560)
Loss from continuing operations before income taxes	(2,212,177)	(7,568,791)

Income tax benefit	(532,359)	(1,656,441)
Loss from continuing operations	(1,679,818)	(5,912,350)

Income from discontinued operations, net of tax	508,718	1,284,856

Net loss	$(1,171,100)	$(4,627,494)

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Years Ended December 31, 2013 and 2012

				Additional		Total
	Common Stock		Treasury	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Stock	Capital	Deficit	Deficit

Balance at December 31, 2011, restated	40,873,393	$4,087	$-	$9,657,660	$(12,859,022)	$(3,197,275)

Issuance of common shares	100,000	10	-	61,990	-	62,000
Dividends	-	-	-	(2,307,555)	-	(2,307,555)
Net loss	-	-	-	-	(4,627,494)	(4,627,494)

Balance at December 31, 2012	40,973,393	4,097	-	7,412,095	(17,486,516)	(10,070,324)

Stock repurchased	(4,461,261)	(446)	(4,570,722)	-	-	(4,571,168)
Deconsolidation of First Surgical Woodlands, LP	-	-	-	-	1,395,391	1,395,391
Net loss	-	-	-	-	(1,171,100)	(1,171,100)

Balance at December 31, 2013	36,512,132	$3,651	$(4,570,722)	$7,412,095	$(17,262,225)	$(14,417,201)

See accompanying notes to consolidated financial statements.

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
Operating Activities
Net loss	$(1,171,100)	$(4,627,494)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	1,583,262	1,742,647
Amortization of deferred financing costs	1,488	19,512
Deferred income taxes	(530,749)	(2,355,383)
(Gain) loss on the sale or disposal of property and equipment	445,253	(81,030)
Changes in operating assets and liabilities:
Accounts receivable	(2,598,595)	2,399,134
Inventory	24,850	578,589
Prepaids and other current assets	61,518	(60,386)
Other noncurrent assets	(198,969)	(64,907)
Accounts payable	2,346,856	(1,399,166)
Due to related parties	3,019,157	791,766
Accrued expenses and other current liabilities	419,012	1,118,983
Other long term liabilities	-	(117,894)
Income tax receivable/payable	(1,114,298)	528,996
Net cash provided by (used in) operating activities	2,287,685	(1,526,633)

Investing Activities
Net change in cash due to deconsolidation of First Surgical Woodlands, LP	(301,235)	-
Proceeds from the sale of property and equipment	10,311	-
Purchases of property and equipment	(955,694)	(2,148,710)
Net cash used in investing activities	(1,246,618)	(2,148,710)

Financing Activities
Proceeds from lines of credit	1,548,284	349,882
Repayments on lines of credit	(2,160,000)	(507,430)
Proceeds from long-term debt	7,647,280	6,275,000
Repayment of long-term debt	(2,352,278)	(1,305,115)
Repayment of capital lease obligations	(299,029)	(135,819)
Dividends paid	-	(2,307,555)
Purchase of treasury stock	(4,571,168)	-
Proceeds from issuance of common stock	-	62,000
Net cash provided by (used in) financing activities	(186,911)	2,430,963

Net increase (decrease) in cash and cash equivalents	854,156	(1,244,380)
Cash and cash equivalents at beginning of year	41,343	1,285,723

Cash and cash equivalents at end of year	$895,499	$41,343

Noncash investing and financing activities
Settlement of liabilities through the sale of property and equipment	$-	$2,341,320

Assets acquired through capital lease obligations	$968,087	$763,259

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$1,726,232	$1,745,744

Cash paid during the year for income taxes	$900,000	$200,000

See accompanying notes to consolidated financial statements.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

A. Nature of Business

First Surgical Partners, Inc. (“FSPI”), including its subsidiaries, is an owner and operator of two ambulatory surgery centers, First Street Surgical Center, LP (“FSSC”) and First Surgical Woodlands, LP, (“FSW”) and a general acute care hospital, First Street Hospital, LP (“FSH”), all located in the greater Houston, Texas metro area. Procedures performed include non-life-threatening surgeries, such as bariatrics, reconstructive and cosmetic plastics, orthopedics, pain management, neurosurgery, and podiatry, which are often completed on an outpatient or short stay basis. The term “Company” means First Surgical Partners, Inc. and its wholly-owned subsidiaries.

Effective October 1, 2013, the Company completed a tax free reorganization where a stockholder of its parent, First Surgical Partners Holdings, Inc. (“FSPH”), exchanged his common shares in FSPH for all of the partnership units in the FSW that were owned by FSPI. See further discussion in footnote J and N.

B. Going Concern

The financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $17,262,225 at December 31, 2013, and a loss from continuing operations of $1,679,818 for the year ended December 31, 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

C. Summary of Significant Accounting Policies Basis of Accounting

The accounts are maintained and the accompanying consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

C. Summary of Significant Accounting Policies – continued Principles of

Consolidation

The accompanying consolidated financial statements were prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries after elimination of intercompany balances and transactions. Accounting policies used by the Company and its subsidiaries reflect industry practices and conform to GAAP.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2013 and 2012, the Company had no such investments. The Company maintains deposits in several financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

Accounts Receivable

Accounts receivable are reported at estimated net realizable amounts for services rendered, and are due from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, worker’s compensation, employers, and patients.

Additions to the reserves for contractual allowances and reserves for bad debt are made by means of provisions for contractual adjustments and the provision for bad debts, respectively. The Company writes off contractual differences and uncollectible accounts against the allowances after exhausting collection efforts and adding subsequent recoveries. Net accounts receivable include only those amounts estimated to be collectible.

The Company performs an analysis of its historical cash collection patterns and considers the impact of any known material events in determining the reserves for contractual allowances and the reserves for bad debts. In performing the analysis, the Company considers the impact of any adverse changes in general economic conditions, business office operations, payer mix, and trends in federal or state governmental healthcare coverage.

Inventory

Inventory is stated at the lower of cost or market value. Cost is principally determined by the first-in, first-out method. Inventory is comprised of drugs and medical supplies.

Financing Costs

The Company amortizes financing costs over the life of the related debt. The related expense is included in interest expense within the consolidated statements of operations.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

C. Summary of Significant Accounting Policies – continued

Property and Equipment

Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that extend the life of the asset are capitalized. Assets under capital lease obligations are reported at the lower of fair value or the present value of the aggregate future minimum lease payments at the beginning of the lease term. In the case of sale, retirement, or disposal, the asset cost and related accumulated depreciation balances are removed from the respective accounts, and the resulting net amount, less any proceeds, is included in the consolidated statements of operations. Depreciation is provided over the estimated useful lives of the assets. The depreciable lives and depreciation methods used for each class of asset are as follows:

Depreciation
Class	Useful Life	Method

Office equipment, furniture, and fixtures	3-7 years	200% double declining
Medical equipment and instruments	5-7 years	Straight-line
Leasehold improvements	5-30 years	Straight-line

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $645,317 and $544,680 for the years ended December 31, 2013 and 2012, respectively, and is included in other operating expenses within the consolidated statements of operations.

Impairment of Long-Lived Assets

We assess the recoverability of long-lived assets, whenever events or changes in circumstances indicate we may not be able to recover the asset’s carrying amount. We measure the recoverability of long-lived assets by a comparison of the carrying amount of the asset to the expected net future cash flows to be generated by that asset. The Company presents an impairment charge as a separate line item within other income (expense) in the consolidated statements of operations, unless the impairment is associated with a discontinued operation. The Company did not recognize an impairment of long lived assets during either of the years ended December 31, 2013 and 2012.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

C. Summary of Significant Accounting Policies – continued

Bariatric and Gastro-Esophageal Program Sponsorship Fees

The Company has entered into certain bariatric and gastro-esophageal sponsorship agreements; these agreements require that the Company make available its facility for surgeries on prospective patients that are participants in the programs as well as for surgeries on other prospective patients that meet criteria for eligibility for the programs. At all times during the term of the agreement the Company is required to either furnish, at its expense, or reimburse amounts the provider of the programs expends for operation of the program, including office space, facilities, equipment, utilities, furniture, fixtures, office supplies, postage, courier services, and other outside services as may be reasonably required to operate the program. For the years ended December 31, 2013 and 2012, the Company incurred $2,850,575 and $2,795,323 of expenses from continuing operations, respectively.

Commitments and Contingencies

Accruals for loss contingencies arising from claims, assessments, litigation, environmental, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. During the year ended December 31, 2012, the Company recorded a loss of approximately $5,100,000 related to the settlement of litigation with Aetna Life Insurance Co. The settlement will be paid through a promissory note with equal monthly installments over a five-year period at a 3% interest rate, see further details regarding the promissory note in footnote G.

Fair Value of Financial Instruments

The carrying value of certain of the Company’s financial instruments, including accounts receivable, prepaids and other assets, accounts payable, due to related parties, accrued expenses and other liabilities approximates fair value due to the short maturity of these instruments. The carrying value of long-term debt, capital lease obligations, and lines of credit also approximates fair value given that they bear market rates of interest. None of these instruments are held for trading purposes.

Revenue Recognition

Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments. Revenues are recorded during the period the healthcare services are provided, based upon the estimated amounts due from the patients and third- party payors, including federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, and employers. Estimates of contractual allowances under third-party payor arrangements are based upon the payment terms specified in the related contractual agreements. Third-party payor contractual payment terms are generally based upon predetermined rates per diagnosis, per diem rates, or discounted fee-for-service rates.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

C. Summary of Significant Accounting Policies – continued

Revenue Recognition – continued

The Company provides care to patients who are financially unable to pay for the healthcare services they receive, and because the Company does not pursue collection of amounts determined to qualify as charity care, such amounts are not recorded as revenues.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes. The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to the management’s judgment. The Company had approximately $147,000 and $206,000 of uncertain tax positions within the net deferred tax assets on the consolidated balance sheets at December 31, 2013 and 2012, respectively.

The Company is no longer subject to examination by tax authorities for years prior to 2010. The Company incurred penalties or interest related to its federal tax returns during the years ended December 31, 2013 and 2012, of $112,103 and $381,085, respectively.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

D. Accounts Receivable

Accounts receivable consists of the following:

	December 31,
	2013	2012

Gross accounts receivable	$26,409,538	$62,662,574
Reserves for contractual allowances and bad debts	(18,315,413)	(54,804,828)

Accounts receivable, net	$8,094,125	$7,857,746

Our accounts receivable are significant, but are concentrated by type of payors. The concentration of net patient service accounts receivable by payor class, as a percentage of total net patient service accounts receivable as of the end of each of the reporting periods, is as follows:

	For the Year Ended December 31,
	2013	2012

Commercial	51%	76%
Workman’s compensation	10%	4%
Medicare	11%	7%
Other	28%	13%

Total	100%	100%

Our patient service revenues are significant, but are concentrated by type of payors. The concentration of patient service revenues by payor class, as a percentage of total patient service revenues as of the reporting periods, is as follows:

	For the Year Ended December 31,
	2013	2012

Commercial	53%	52%
Workman’s compensation	6%	5%
Medicare	20%	20%
Other	21%	23%

Total	100%	100%

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

E. Property and Equipment

Property and equipment consists of the following:

	December 31,
	2013	2012

Leasehold improvements	$10,413,032	$12,119,600
Medical equipment and instruments	10,077,841	11,718,933
Office equipment, furniture, and fixtures	2,009,013	1,432,451
Construction in progress	-	1,874,396
	22,499,886	27,145,380
Less: accumulated depreciation	(12,772,544)	(14,612,880)

Property and equipment, net	$9,727,342	$12,532,500

As of December 31, 2013 and 2012, the Company had $1,785,995 and $817,908, respectively, of equipment under capital lease with accumulated amortization of $613,135 and $161,254, respectively, resulting in net assets under capital leases of $1,172,859 and $656,654, respectively. Amortization of assets acquired under capital leases is recognized over the expected life of the assets on a straight line basis and is included in depreciation expense within the accompanying statements of operations. The Company’s depreciation expense totaled $1,583,262 and $1,742,647 for the years ended December 31, 2013 and 2012, respectively.

During 2012 the Company sold property and equipment to a related party for $2,341,320. The Company did not receive cash in the transaction and $2,341,320 was applied to rent liabilities owed to the related party. In connection with this transaction the Company recorded a $81,030 gain on the sale of the property and equipment.

During 2013 the Company renegotiated an office lease and abandoned certain leasehold improvements attached to the renegotiated space. The loss on the disposal of the leasehold improvements was approximately $445,000.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

F. Lines of Credit

FSH entered into a letter loan agreement (“FSH Letter Loan Agreement”) with a financial institution on January 8, 2008. The FSH Letter Loan Agreement, as amended, provided for a $1,500,000 line of credit loan and a term loan (“2008 FSH Loan I”). The FSH Letter Loan Agreement provided for 2008 FSH Loan I to be secured by real property owned by First Street Holdings, LP (“FS Holdings”), and a related party to FSH and require FSH to maintain a debt service coverage ratio of 1.25 to 1.0. The line of credit called for monthly interest only payments. The effective rate of interest at December 31, 2012, was 5.75%. The line of credit loan originally matured on January 8, 2009, but was extended to December 31, 2013. The Company refinanced the line of credit with a different financial institution in 2013. The outstanding balance at December 31, 2013 and 2012, was $0 and $1,490,000, respectively. The Company recognized total interest expense of $106,733 and $85,786 during the years ended December 31, 2013 and 2012, respectively.

FSSC entered into a letter loan agreement (“FSSC Letter Loan Agreement”) with a financial institution on January 8, 2008. The FSSC Letter Loan Agreement provided for a $750,000 line of credit loan and a term loan (“2008 FSSC Loan I”). The FSSC Letter Loan Agreement provides for 2008 FSSC Loan I to be secured by real property owned by FS Holdings, a related party to the Company, as well as accounts receivable, inventory, fixtures, equipment and general intangibles; that the loans will be guaranteed personally by certain former partners of FSSC, who are current stockholders of the Company; and require FSSC to maintain a debt service coverage ratio of 1.25 to 1.0. The line of credit called for monthly interest only payments and the effective rate of interest at December 31, 2012, was 5.75%. The Company refinanced the line of credit with a different financial institution in 2013. The outstanding balance at December 31, 2013 and 2012, was $0 and $710,000, respectively. The Company recognized total interest expense of $52,601 and $41,765 during the years ended December 31, 2013 and 2012, respectively.

FSH and FSSC refinanced the loan agreements discussed above and entered into a new letter loan agreement (“2013 FSH & FSSC Letter Loan Agreement”) with a financial institution on December 20, 2013. The 2013 FSH & FSSC Letter Loan Agreement provides for a $2,000,000 and a $1,000,000 line of credit and three additional term loans (“2013 FSH Loan II”, “2013 FSH Loan III”, and “2013 FSSC Loan II”). The 2013 FSH & FSSC Letter Loan Agreement provides for 2013 FSH

Loan II, 2013 FSH Loan III, and 2013 FSSC Loan II to be secured by all assets owned by FSH and

FSSC. The $2,000,000 and $1,000,000 lines of credit loans call for monthly interest only payments and have effective rates of interest at December 31, 2013, of 3.75%. The principal for both lines of credit mature on December 20, 2015. The outstanding balance on the $2,000,000 and $1,000,00 lines of credit at December 31, 2013, was $1,265,741 and $282,543, respectively, and unused credit at December 31, 2013, was $734,259, and $717,457, respectively. The 2013 FSH & FSSC Letter Loan Agreement requires FSH and FSSC to maintain certain covenants related to fixed charge coverage ratio and tangible net worth. The Company was not in compliance with these covenants as of December 31, 2013, although, the Company received a waiver from the financial institution that is effective as of December 31, 2013.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

F. Lines of Credit – continued

FSW entered into a $250,000 revolving line of credit with a financial institution on September 18, 2009. The line of credit bore interest at 5.75% per annum. The line of credit was secured by all the equipment of FSW, the Company recognized total interest expense of $9,841 and $2,644 during the years ended December 31, 2013 and 2012, respectively. The outstanding balance at December 31, 2012, was $183,903. The line of credit was paid in full during 2013.

Aggregate future maturities of the lines of credit are as follows as of December 31, 2013: 2014

2015	1,548,284

Thereafter	-

Total	$1,548,284

G. Long-Term Debt

	As of December 31,
	2013	2012

First Surgical Partners, Inc.
2012 FSP Note Payable	$1,510,943	$1,875,689
First Street Hospital, LP
2008 FSH Loan I	-	6,163,788
2010 FSH Construction Loan	-	4,135,166
2010 Equipment Loan	-	1,627,812
2012 Note	3,577,836	4,533,029
2013 FSH Loan II	10,430,000	-
2013 FSH Loan III	2,800,000	-
First Street Surgical Center, LP
2008 FSSC Loan I	-	1,301,778
2013 FSSC Loan II	2,460,000	-
First Surgical Woodlands, LP
2012 FSW Construction Loan	-	1,271,900
Total Long-term debt	20,778,779	20,909,162
Less: current portion	(2,651,935)	(2,352,278)

Long-term portion	$18,126,844	$18,556,884

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

G. Long-Term Debt – continued

First Surgical Partners, Inc.

In connection with the FSP Letter Loan Agreement, FSPI issued an unsecured promissory note in the original amount of $2,000,000 on September 25, 2012, to a financial institution (the “2012 FSP Note Payable”). The 2012 FSP Note Payable bears interest at 5.00% per annum and matures on September 25, 2017. The note calls for monthly interest and principal payments of $37,192. As of December 31, 2013 and 2012, the Company owed $1,510,943 and $1,875,689, respectively, and recognized total interest expense of $86,560 and $107,760 during the years ended December 31, 2013 and 2012, respectively.

First Street Hospital, LP

In connection with the FSH Letter Loan Agreement, FSH issued the 2008 FSH Loan I, a secured promissory note in the original amount of $7,822,256 on January 8, 2008. The 2008 FSH Loan I bore interest at 7.70% per annum and originally matured on January 8, 2013, and was extended to December 31, 2013. The note called for monthly interest and principal payments of $73,747, with a balloon payment due on December 31, 2013. The note was refinanced through the 2013 FSH & FSSC Letter Loan Agreement on December 20, 2013. The Company recognized total interest expense of $466,550 and $496,596 on the note during the years ended December 31, 2013 and 2012, respectively.

On May 4, 2010, FSH entered into a secured construction loan agreement (the “2010 FSH Construction Loan”) with a financial institution. The loan agreement provides for advance equal to 80% of the appraised value of the 2010 expansion of FSH’s facility. Total advances under the loan agreement were $4,439,150. The loan agreement was secured by real property owned by FSH, as well as accounts receivable, inventory, fixtures, equipment, and general intangibles. The loan was also guaranteed personally by certain former partners of FSH, who are current shareholders of the Company. The note bore interest at 6.50% per annum and originally matured on May 4, 2013, and was extended to December 31, 2013. The note was refinanced through the 2013 FSH & FSSC Letter Loan Agreement on December 20, 2013. The Company recognized total interest expense of $294,336 and $280,006 on the note during the years ended December 31, 2013 and 2012, respectively.

In connection with the issuance of the 2010 FSH Construction Loan facility, on November 30, 2010, FSH entered into a secured promissory note (the “2010 Equipment Loan”) providing for a total principal amount of $1,863,062 with a financial institution. The 2010 Equipment Loan is also secured by real property owned by FSH, as well as accounts receivable, inventory, fixtures, equipment, and general intangibles. The 2010 Equipment Loan was also guaranteed personally by certain former partners of FSH, who are current shareholders of the Company. The note bore interest at 6.50% per annum and originally matured on November 30, 2013, and was extended to December 31, 2013. The note was refinanced through the 2013 FSH & FSSC Letter Loan Agreement on December 20, 2013. The Company recognized total interest expense of $97,839 and $115,448 on the note during the years ended December 31, 2013 and 2012, respectively.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

G. Long-Term Debt – continued

First Street Hospital, LP – continued

On July 1, 2012, FSH entered into a promissory note (the “2012 Note”) with an insurance carrier due to a litigation settlement. The 2012 Note’s initial principal was $5,000,000 and was guaranteed by FSPI. The note calls for monthly payments of $89,843, it bears interest at 3% per annum, and matures on July 1, 2017. As of December 31, 2013 and 2012, the Company owed $3,577,836 and $4,533,029, respectively on the 2012 Note. The Company recognized total interest expense of $122,928 and $72,090 on the note during the years ended December 31, 2013 and 2012, respectively.

On December 20, 2013, FSH entered into the 2013 FSH & FSSC Letter Loan Agreement. The agreement provided the Company with the 2013 FSH Loan II and 2013 FSH Loan III. As discussed above, proceeds from the notes were used to refinance outstanding debt. Total advances under the 2013 FSH Loan II agreement was $10,430,000. The note calls for monthly payments of $104,662, bears interest at 3.75% per annum, and matures on December 20, 2018. As of December 31, 2013, the Company owed $10,430,000 on the 2013 FSH Loan II. Total advances under the 2013 FSH Loan III agreement were $2,800,000. The note calls for monthly payments of $59,208, bears interest at 3.75% per annum, and matures on December 20, 2018. As of December 31, 2013, the Company owed $2,800,000 on the 2013 FSH Loan III.

First Street Surgical Center, LP

In connection with the FSSC Letter Loan Agreement, FSSC entered into a secured promissory note (the “2008 FSSC Loan I”) in the original amount of $1,652,030 on January 8, 2008 to a financial institution. The 2008 FSSC Loan I was secured by real property owned by FSSC. The 2008 FSSC Loan I was also guaranteed personally by current stockholders of the Company. The note bears interest at 7.70% per annum and originally matured on January 8, 2013. The note agreement was extended to December 31, 2013. The note called for monthly interest and principal payments of $15,575, with a balloon payment due on December 31, 2013. The note was refinanced through the 2013 FSH & FSSC Letter Loan Agreement on December 20, 2013. The Company recognized total interest expense of $98,534 and $104,878 on the note during the years ended December 31, 2013 and 2012, respectively.

On December 20, 2013, FSSC entered into the 2013 FSH & FSSC Letter Loan Agreement. The agreement provided the Company with the 2013 FSSC Loan II. Total advances under the loan were $2,460,000. The note calls for monthly payments of $59,208, bears interest at 3.75% per annum, and matures on December 20, 2018. As of December 31, 2013, the Company owed $2,460,000 on the 2013 FSSC Loan II.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

G. Long-Term Debt – continued

First Surgical Woodlands, LP

On August 31, 2012, FSW entered into a secured construction loan agreement (the “2012 FSW Construction Loan”) with a financial institution. The loan agreement provided for the 2012 expansion of FSW’s facility. Total advances under the loan agreement were $2,200,000. The loan agreement provided for the 2012 FSW Construction Loan to be secured by real property owned by FSW, as well as accounts, equipment and general intangibles. The note called for monthly payments beginning September 30, 2013, of $43,272, bears interest at 6.25% per annum, and matures on August 31, 2018. As of December 31, 2012, the Company owed $1,271,900, on the 2012 FSW Construction Loan and recognized total interest expense of $9,383 during the year ended December 31, 2012. As of October 1, 2013, FSW is no longer a subsidiary of the Company and the outstanding balance related to the loan was not included in the December 31, 2013, consolidated balance sheet.

On July 22, 2013, FSW entered into a secured promissory note (the “2013 FSW Loan”). Proceeds from the note were used to finance the privatization efforts of FSW. The 2013 FSW Loan is secured by the assets of FSW. Total advances under the loan agreement were $3,355,122. The note calls for monthly payments of $66,188, bears interest at 6.75% per annum, and matures on July 22, 2018. As of October 1, 2013, FSW is no longer a subsidiary of the Company and the outstanding balance related to the loan was not included in the December 31, 2013, consolidated balance sheet.

Aggregate future maturities of the notes payable are as follows as of December 31, 2013:

2014	$2,651,935
2015	2,829,092
2016	2,880,230
2017	2,289,544
Thereafter	10,127,978

Total	$20,778,779

H. Commitments and Contingencies

The Company engages in a significant number of leasing transactions including medical equipment, computer equipment, and office & hospital space.

Leases meeting certain accounting criteria have been recorded as an asset and liability at the lower of fair value or the net present value of the aggregate future minimum lease payments at the inception of the lease. Interest rates used in computing the net present value of the lease payments ranged from 3.58% to 13.37%. The Company’s capital leases have maturity dates ranging from December 2014 through July 2018.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

H. Commitments and Contingencies – continued

The Company’s leased office and hospital space has terms of twenty years or less. As a result of escalating lease payments and tenant improvement allowances, the Company has recorded deferred rent of $184,273 and $125,065, as of December 31, 2013 and 2012, respectively.

Rent expense from continuing operations for the years ended December 31, 2013 and 2012, was $1,897,243 and $1,957,260, respectively. As discussed in Note J, beginning on September 17, 2006, FSH entered into a building lease with a related party, FS Holdings. These future payments are included in the future operating payments below.

Future minimum lease payment obligations as of December 31, 2013, approximate the following:

	Operating	Capital
	Leases	Leases

2014	$1,075,874	$521,279
2015	1,068,306	513,720
2016	1,079,083	309,403
2017	1,091,004	309,403
2018	1,062,973	67,340
Thereafter	5,018,065	-

Total	$10,395,305	$1,721,145
Less amount representing interest	(356,362)
Present value of net minimum capital lease payments	1,364,783
Less current installments of obligations under capital leases	(508,216)

Obligations under capital leases, excluding current installments	$856,567

I. Stockholders’ Equity

Holders of Common Stock are entitled to one vote per share, to receive dividends and, upon liquidation or dissolution, to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common Stock is subordinate to the preferred stock, if and when issued, with respect to dividend rights and rights upon liquidation, winding up, and dissolution of the Company.

On February 7, 2012, the Company declared a quarterly dividend on its Common Stock of $0.025 per share. The total dividend paid was $1,021,835. As the Company had no accumulated earnings at the date of declaration, this dividend was treated as a liquidating dividend and was recorded as a reduction of additional paid-in capital rather than accumulated deficit.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

I. Stockholders’ Equity – continued

On June 13, 2012, the Company declared a special dividend on its Common Stock of $0.02 per share. The total dividend paid was $735,721. As the Company had no accumulated earnings at the date of declaration, this dividend was treated as a liquidating dividend and was recorded as a reduction of additional paid-in capital rather than accumulated deficit.

On October 3, 2012, the Company declared a special dividend on its Common Stock of $0.013 per share. The total dividend paid was $549,999. As the Company had no accumulated earnings at the date of declaration, this dividend was treated as a liquidating dividend and was recorded as a reduction of additional paid-in capital rather than accumulated deficit.

On October 6, 2011, the Company adopted the FSPI 2011 Physician Purchase Plan (the “Plan”) providing physicians with the ability to purchase up to 3.0 million shares of the Company’s Common Stock through June 30, 2012, at a price per share of $0.62, based upon an independent valuation of the Company’s common stock as of March 31, 2011. During 2012, in connection with the Plan, the Company issued 100,000 shares of its Common Stock for total proceeds of $62,000.

During 2013 the Company repurchased 4,461,261 shares of their outstanding common stock for an average price of $1.02 per share. The Company paid approximately $4,571,000 in cash for the repurchased common stock.

Effective October 1, 2013, FSPH, the parent company of FSPI, completed a share exchange agreement with a former stockholder. In exchange for 3,189,384 shares of FSPH’s outstanding common stock, its 100% owned subsidiary, FSPI, would transfer all of the outstanding FSW units to the former stockholder of FSPH. As a result of this transaction FSW was deconsolidated as of October 1, 2013. See footnote N.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

J. Related Party Transactions

During the years ended December 31, 2013 and 2012, both FSH and FSW held management agreements with First Surgical Partners, LLC (“FSP”) (the former General Partner of the Company’s limited partnerships and the owners of which are the Company’s Chairman of the Board and the Company’s President and Chief Executive Officer) where the Company retained the services of FSP to assist the Company in managing and conducting day-to-day business and services. The FSW agreement was executed on February 1, 2005, with a term of five years and shall automatically renew for one additional two year period unless otherwise terminated. On March 13, 2012, FSW entered into an addendum to the February 1, 2005, agreement such that following the first renewal, which expired on February 2, 2012, the agreement renewed and will continue to renew for one year periods, unless otherwise terminated in writing by either party. The FSH agreement was executed on July 25, 2006, with a term of ten years and shall automatically renew for one additional two year period unless otherwise terminated. Each agreement calls for the payment by the partnerships to FSP a monthly fee equal to 5% of the net monthly collected revenues from the partnership’s cash collections. For the years ended December 31, 2013 and 2012, these fees from continuing operations totaled $904,912 and $1,466,253, respectively. As of December 31, 2013 and 2012, the Company had an outstanding balance of unpaid management fees totaling $4,339,006 and $3,731,150, respectively, included within due to related parties amount on the accompanying consolidated balance sheets.

On June 1, 2006, FSSC entered into a $700,000 long-term line of credit with the Company’s current Chairman of the Board. The line of credit bears interest at 6.0% per annum and is unsecured. As of December 31, 2013 and 2012, the Company owed $384,571 and $362,230, respectively on the line of credit, and recognized total interest expense of $22,342 and $21,044 during the years ended December 31, 2013 and 2012, respectively. Amounts due under this line of credit are reported within the current portion of the due to related parties amount within the accompanying consolidated balance sheets.

On April 1, 2003, FSSC entered into a building lease with a related party. The building lease was for an initial term of 10 years from the commencement date followed by an option to extend the initial ten year term by two consecutive five year terms. The lease agreement called for minimum monthly lease payments of $23,000 per month, subject to escalation to reflect increases in the consumer price index. For the years ended December 31, 2013 and 2012, FSSC incurred $348,648 and $342,238, respectively, in lease expense on this lease. As of December 31, 2013 and 2012, the Company had accrued rent on this lease totaling $856,182 and $507,533, respectively, within the due to related parties amount within the accompanying consolidated balance sheets.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

J. Related Party Transactions – continued

On September 17, 2006, FSH entered into a building lease with a related party, FS Holdings. The building lease was for an initial term of 10 years from the commencement date followed by an option to extend the initial ten year term by two consecutive ten year terms. During 2010 the hospital expanded its square footage by 23,000, adding 14 beds and two operating rooms. The expansion was opened for surgical procedures on December 15, 2010. The expansion project was funded 100% by FSH. In May 2012 the finalized expansion agreement was enacted and as part of the final expansion agreement, FS Holdings agreed to reimburse the hospital for the cost of the shell of the expansion of $1,765,095 and the builder’s allowance of $576,225 for a total of $2,341,320, as discussed in footnote E. For the years ended December 31, 2013 and 2012, FSH incurred $1,118,208 and $1,176,248, respectively, in lease expense on this lease. As of December 31, 2013 and 2012, the Company had accrued rent on this lease totaling $854,245 and $21,239, respectively, within the due to related parties amount within the accompanying consolidated balance sheets.

As of December 31, 2013 and 2012, the Company had accrued unpaid distributions related to limited partner earnings prior to the acquisition of the Company of its subsidiaries to its Chairman of the Board and its President and Chief Executive Officer totaling $940,300, included within the due to related parties amount in the accompanying consolidated balances sheets.

On March 16, 2012, FSH entered into an agreement with First Surgical Partners, LLC (the former General Partner of the Company’s limited partnerships and the owners of which are the Company’s Chairman of the Board and the Company’s President and Chief Executive Officer) for an operating advance of $150,000. The note bears interest of 6% per annum and the entire balance plus accrued interest was due on March 15, 2013, in a single payment of $159,241. The operating advance is currently due on demand and as of December 31, 2013 and 2012, FSH owed $123,453 and $150,000, respectively, within the due to related parties amount in the accompanying consolidated balance sheets.

As of December 31, 2013, FSSC and FSPI had a current related party payable for $634,764 and $33,749, respectively, which is owed to the Company’s former consolidated subsidiary, FSW. The total balance of $668,513 for these amounts owed to FSW is within the due to related parties amount in the accompanying consolidated balance sheets.

As of December 31, 2013, FSSC had a current receivable balance due from a related company, owned by the Company’s Chairman of the Board, for 2012 taxes paid on behalf of the related party’s retail center. As of December 31, 2012, FSSC had a receivable balance of $21,250 offsetting the due to related parties amount in the accompanying consolidated balance sheets. This amount was repaid in full during 2013.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

K. Income Taxes

The components of the benefit for income taxes from continuing operations consist of the following:

	Year Ended December 31,
	2013	2012

Current tax expense (benefit):
Federal	$(193,003)	$269,509
State	191,393	429,433
Total current tax expense (benefit)	(1,610)	698,942

Deferred tax benefit:
Federal	(501,085)	(2,156,433)
State	(29,664)	(198,950)
Total deferred tax benefit	(530,749)	(2,355,383)

Total benefit for income taxes	$(532,359)	$(1,656,441)

The difference between the reported provision for income taxes and taxes determined by applying the applicable U.S. federal statutory income tax rate to income before taxes from continuing operations is reconciled as follows:

	Year Ended December 31,
	2013	2012

Income tax benefit at federal statutory rate	$(602,855)	$(2,279,768)
State tax expense, net	188,834	196,048
Permanent differences	84,060	154,768
FIN 48 liability	(58,985)	205,929
Other	(143,413)	66,582

Benefit for income taxes	$(532,359)	$(1,656,441)

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

K. Income Taxes – continued

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of deferred tax liabilities and assets at December 31, 2013 and 2012, are presented below:

	December 31,
	2013	2012

Deferred tax assets:
Deferred rent obligation	$53,176	$43,348
Property and equipment	22,406	-
Accrued liabilities	97,963	43,928
AMT credits	63,580	63,580
Net operating loss carryforward	2,329,906	2,422,166
Total deferred tax assets	2,567,031	2,573,022

Deferred tax liabilities:
Cash basis accounts receivable	-	(524,143)
Property and equipment	-	(408,523)
Prepaid expense	(39,171)	(47,453)
Intangible assets	-	(939)
Total deferred tax liabilities	(39,171)	(981,058)

Net deferred tax assets	$2,527,860	$1,591,964

As of December 31, 2013, the Company had net operating loss carryforwards for federal income tax purposes of $6,852,668. If not used to reduce taxable income in future periods, portions of the net operating loss carryforwards will begin to expire in 2031.

L. Employee Benefit Plan

Substantially all of the Company’s employees are eligible to enroll in Company sponsored healthcare plans, including coverage for medical and dental benefits. Our primary healthcare plans are national plans administered by third-party administrators. The Company’s employer matching contribution equals 100% on the first 4% of each participant’s compensation which is deferred as an elective deferral. The Safe Harbor matching contribution is paid on a payroll by payroll basis. Employees are 100% vested in the Plan after meeting all eligibility requirements and becoming a participant. During 2013 and 2012, costs from continuing operations associated with these plans, net of amounts paid by employees, totaled $128,529 and $126,615, respectively. These amounts were included in salaries and benefits within the accompanying consolidated statements of operations.

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

M. Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except for the litigation settled in 2012 that is discussed in footnote C, the Company is not currently aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, or operating results.

N. Discontinued Operations

Effective October 1, 2013, the Company completed a tax free reorganization where a stockholder of its parent, FSPH, exchanged his common shares in FSPH for all of the partnership units in the FSW that were owned by FSPI. Accordingly, the operations of FSW for the period ending October 1, 2013, and the year ended December 31, 2012, are presented as discontinued operations in the accompanying consolidated statements of operations.

	Period ended	Year ended
	October 1,	December 31,
	2013	2012

Income from discontinuing operations	$563,580	$1,393,781
Income tax expense	(54,862)	(104,397)

Net income from discontinued operations	$508,718	$1,289,384

Net revenue from discontinued operations	$4,618,406	$6,635,174

Below is a summary of the net assets for FSW as of December 31, 2012 and as finally reported on the deconsolidation date of October 1, 2013:

FIRST SURGICAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

N. Discontinued Operations – continued

		December
	October 1,	31,
	2013	2012

Cash	$301,235	$14,057
Accounts receivable, net	4,781,083	1,197,078
Inventory	523,587	390,590
Prepaids and other current assets	13,112	22,639
Property and equipment, net	2,690,112	1,869,817
Other assets	32,711	20,452

Total assets	$8,341,840	$3,514,633

Accounts payable	$1,004,505	$974,651
Accrued expenses	262,805	215,399
Long-term debt	5,649,287	1,455,804
Deferred tax liabilities	401,767	-
Other long-term liabilities	-	5,704
Total liabilities	7,318,364	2,651,558

Net assets	$1,023,476	$863,075

O. Correction of Errors

Retained earnings as of January 1, 2012, has been reduced by $14,395,129 to correct errors made in 2011 related to the accounts receivable contractual allowance, accrued rent payable, and income tax expense. The error had no effect on net loss for 2012.

P. Subsequent Events

The Company has performed an evaluation of subsequent events through October 2. 2014, which is the date the accompanying consolidated financial statements were available for issuance.

On September 3, 2014, Northstar Healthcare Inc. (“Northstar”) announced that it reached an agreement with FSPI to form a new entity to manage and operate FSH and FSSC. Under the agreement, Northstar and FSPI will form a new limited liability company to assume the operations of FSH and FSSC. The new entity will be owned 51% by Northstar and 49% by FSPI. Northstar will manage the operations of the hospital and surgical center under a management agreement. Northstar will contribute $7.5 million to the new entity which will be raised by an anticipated brokered private placement. Closing of the transaction is conditional on the successful completion of the private placement and other customary conditions.

OTHER FINANCIAL INFORMATION

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATING BALANCE SHEET

December 31, 2013

			First Street
		First Surgical	Surgical	First
	First Street	Woodlands,	Center,	Surgical	Intercompany
	Hospital, LP	LP**	LP	Partners, Inc.	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$244,035	$-	$137,220	$514,244	$-	$895,499
Accounts receivable, net	6,987,881	-	1,106,244	-	-	8,094,125
Inventory	707,359	-	286,914	-	-	994,273
Prepaids and other current assets	170,845	-	51,289	17,114	-	239,248
Current deferred income tax assets	-	-	-	111,967	-	111,967
Income tax receivable	(86,898)	-	(19,611)	874,385	-	767,876
Total current assets	8,023,222	-	1,562,056	1,517,710	-	11,102,988

Investment in subsidiaries	-	-	-	5,313,432	(5,313,432)	-

Property and equipment, net	8,739,992	-	987,350	-	-	9,727,342
Noncurrent deferred income tax assets	-	-	-	2,415,893	-	2,415,893
Other noncurrent assets	211,542	-	45,159	-	-	256,701

Total assets	16,974,756	-	2,594,565	9,247,035	(5,313,432)	23,502,924

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$4,015,974	$-	$818,264	$173,340	$-	$5,007,578
Due to related parties	6,205,457	-	1,449,502	634,764	-	8,289,723
Accrued expenses and other current liabilities	760,243	-	170,735	-	-	930,978
Current portion of long-term debt	2,135,479	-	150,333	366,123	-	2,651,935
Current portion of capital lease obligations	485,206	-	23,010	-	-	508,216
Total current liabilities	13,602,359	-	2,611,844	1,174,227	-	17,388,430

Long-term liabilities:
Long-term debt, net of current amount	14,672,356	-	2,309,667	1,144,821	-	18,126,844
Lines of credit	1,265,741	-	282,543	-	-	1,548,284
Capital lease obligations, net of current amount	841,949	-	14,618	-	-	856,567
Total liabilities	30,382,405	-	5,218,672	2,319,048	-	37,920,125

Commitments and contingencies

Stockholders' equity (deficit)	(13,407,649)	-	(2,624,107)	6,927,987	(5,313,432)	(14,417,201)

Total liabilities and stockholders' equity (deficit)	$16,974,756	$-	$2,594,565	$9,247,035	$(5,313,432)	$23,502,924

** Effective October 1, 2013, First Surgical Woodlands, LP was no longer a consolidated entity, see Note N.

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATING BALANCE SHEET

December 31, 2012

			First Street
	First Street	First Surgical	Surgical Center,	First Surgical	Intercompany
	Hospital, LP	Woodlands, LP	LP	Partners, Inc.	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$15,558	$14,057	$1,192	$10,536	$-	$41,343
Accounts receivable, net	6,031,677	1,197,078	603,122	-	25,869	7,857,746
Inventory	873,694	390,590	278,426	-	-	1,542,710
Prepaids and other current assets	205,378	22,639	71,283	14,578	-	313,878
Total current assets	7,126,307	1,624,364	954,023	25,114	25,869	9,755,677

Investment in subsidiaries	-	-	-	13,739,487	(13,739,487)	-

Property and equipment, net	9,520,930	1,869,817	1,141,753	-	-	12,532,500
Noncurrent deferred income tax assets	-	-	-	2,079,655	-	2,079,655
Other noncurrent assets	49,869	20,452	21,609	-	-	91,930

Total assets	16,697,106	3,514,633	2,117,385	15,844,256	(13,713,618)	24,459,762

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$2,292,121	$770,360	$530,633	$46,244	$25,869	$3,665,227
Due to related parties	4,095,114	130,689	1,044,763	-	-	5,270,566
Accrued expenses and other current liabilities	402,706	147,955	204,110	20,000	-	774,771
Lines of credit	1,490,000	183,903	710,000	-	-	2,383,903
Income taxes payable	255,193	73,148	41,522	(26,821)	-	343,042
Deferred income taxes	-	-	-	487,691	-	487,691
Current portion of long-term debt	1,050,500	-	1,301,778	-	-	2,352,278
Current portion of capital lease obligations	223,915	-	-	34,644	-	258,559
Total current liabilities	9,809,549	1,306,055	3,832,806	561,758	25,869	15,536,037

Long-term liabilities:
Long-term debt, net of current amount	15,814,271	1,271,901	66,833	1,403,879	-	18,556,884
Capital lease obligations, net of current amount	-	-	-	437,165	-	437,165
Total liabilities	25,623,820	2,577,956	3,899,639	2,402,802	25,869	34,530,086

Commitments and contingencies

Stockholders' equity (deficit)	(8,926,714)	936,677	(1,782,254)	13,441,454	(13,739,487)	(10,070,324)

Total liabilities and stockholders' equity (deficit)	$16,697,106	$3,514,633	$2,117,385	$15,844,256	$(13,713,618)	$24,459,762

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

Year ended December 31, 2013

		First Surgical	First Street
	First Street	Woodlands,	Surgical	First Surgical	Discontinued	Intercompany
	Hospital, LP	LP**	Center, LP	Partners, Inc.	Operations	Eliminations	Consolidated

Net revenue	$27,894,448	$4,618,404	$4,432,381	$-	$(4,618,404)	$-	$32,326,829

Operating expenses:
Salaries and benefits	2,477,834	-	451,575	-	-	-	2,929,409
Medical supplies	6,305,759	736,843	984,199	-	(736,843)	-	7,289,958
Bariatric and gastro-esophageal program sponsorship fees	2,850,575	-	-	-	-	-	2,850,575
Legal and professional fees	311,972	74,791	1,350	667,718	(74,791)	-	981,040
Depreciation	1,433,954	192,594	149,308	-	(192,594)	-	1,583,262
Rent	1,553,010	610,527	344,233	-	(610,527)	-	1,897,243
Management fees	904,912	201,507	-	-	(201,507)	-	904,912
Staff leasing expense	6,957,756	1,810,665	1,820,276	-	(1,810,665)	-	8,778,032
Other operating expenses	4,276,801	311,782	935,082	43,944	(311,782)	-	5,255,827
Total operating expenses	27,072,573	3,938,709	4,686,023	711,662	(3,938,709)	-	32,470,258

Other income (expense):
Interest expense, net	(1,266,917)	(116,116)	(158,081)	(86,560)	116,116	-	(1,511,558)
Loss on sale or disposal of property and equipment	(445,253)	-	-	-	-	-	(445,253)
Other expenses	-	-	(2,150)	(109,787)	-	-	(111,937)
Total other income (expense)	(1,712,170)	(116,116)	(160,231)	(196,347)	116,116	-	(2,068,748)

Income (loss) from continuing operations before income taxes	(890,295)	563,579	(413,873)	(908,009)	(563,579)	-	(2,212,177)

Income tax expense (benefit)	(81,398)	54,861	(2,300)	(448,661)	(54,861)	-	(532,359)

Income (loss) from continuing operations	(808,897)	508,718	(411,573)	(459,348)	(508,718)	-	(1,679,818)

Income from discontinued operations, net of tax	-	-	-	-	508,718	-	508,718

Net income (loss)	$(808,897)	$508,718	$(411,573)	$(459,348)	$-	$-	$(1,171,100)

** Effective October 1, 2013, First Surgical Woodlands, LP was no longer a consolidated entity. The consolidating statement of operations includes activity for First Surgical Woodlands, LP for the period January 1, 2013 through October 1, 2013, see Note N.

FIRST SURGICAL PARTNERS, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

Year ended December 31, 2013

		First Surgical	First Street
	First Street	Woodlands,	Surgical	First Surgical	Discontinued	Intercompany
	Hospital, LP	LP	Center, LP	Partners, Inc.	Operations	Eliminations	Consolidated

Net revenue	$28,011,082	$6,635,174	$4,836,642	$-	$(6,635,174)	$-	$32,847,724

Operating expenses:
Salaries and benefits	6,368,454	1,323,632	1,890,242	-	(1,323,632)	-	8,258,696
Medical supplies	6,615,448	1,188,970	1,214,089	-	(1,188,970)	-	7,829,537
Bariatric and gastro-esophageal program sponsorship fees	2,795,323	-	-	-	-	-	2,795,323
Legal and professional fees	363,300	45,971	11,039	1,031,218	(45,971)	-	1,405,557
Depreciation	1,590,629	197,171	152,018	-	(197,171)	-	1,742,647
Rent	1,574,586	872,902	382,674	-	(872,902)	-	1,957,260
Management fees	1,466,253	357,431	-	-	(357,431)	-	1,466,253
Staff leasing expense	2,417,117	682,434	621,416	-	(682,434)	-	3,038,533
Other operating expenses	3,759,367	563,343	1,198,285	195,497	(563,343)	-	5,153,149
Total operating expenses	26,950,477	5,231,854	5,469,763	1,226,715	(5,231,854)	-	33,646,955

Other income (expense):
Interest expense, net	(1,113,461)	(14,067)	(153,691)	(107,760)	14,067	-	(1,374,912)
Loss on litigation settlement	(5,095,000)	-	-	-	-	-	(5,095,000)
Gain (loss) on sale or disposal of property and equipment	81,030	-	-	-	-	-	81,030
Other expenses	(54)	-	-	(380,624)	-	-	(380,678)
Total other income (expense)	(6,127,485)	(14,067)	(153,691)	(488,384)	14,067	-	(6,769,560)

Income (loss) from continuing operations before income taxes	(5,066,880)	1,389,253	(786,812)	(1,715,099)	(1,389,253)	-	(7,568,791)

Income tax expense (benefit)	304,483	104,397	46,488	(2,007,412)	(104,397)	-	(1,656,441)

Income (loss) from continuing operations	(5,371,363)	1,284,856	(833,300)	292,313	(1,284,856)	-	(5,912,350)

Income from discontinued operations, net of tax	-	-	-	-	1,284,856	-	1,284,856

Net income (loss)	$(5,371,363)	$1,284,856	$(833,300)	$292,313	$-	$-	$(4,627,494)

FIRST SURGICAL PARTNERS, INC.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

Unaudited

FIRST SURGICAL PARTNERS, INC.
INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

	June 30, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$662,269	$895,499
Accounts receivable, net	6,002,328	8,094,125
Note receivable, related parties	190,951	-
Inventory	835,756	994,273
Prepaids and other current assets	168,151	239,248
Current deferred income tax assets	-	111,967
Income tax receivable	-	767,876
Total current assets	7,859,455	11,102,988

Property and equipment, net	8,970,494	9,727,342
Noncurrent deferred income tax assets	2,527,860	2,415,893
Other noncurrent assets	224,142	256,701

Total assets	$19,581,951	$23,502,924

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$12,288,061	$5,007,578
Due to related parties	19,764	8,289,723
Accrued expenses and other current liabilities	925,344	930,978
Income taxes payable	215,740	-
Current portion of long-term debt	366,123	2,651,935
Current portion of capital lease obligations	750,722	508,216
Total current liabilities	14,565,754	17,388,430

Long-term liabilities:
Long-term debt, net of current amount	19,542,167	18,126,844
Lines of credit	2,988,284	1,548,284
Capital lease obligations, net of current amount	-	856,567
Total long-term liabilities	22,530,451	20,531,695
Total liabilities	37,096,205	37,920,125

Stockholders' deficit:
Common stock, $0.0001 par value, 200,000,000 shares authorized, 36,512,132 and 40,973,393 shares issued and outstanding in 2013 and 2012, respectively	3,626	3,651
Treasury stock, 4,461,261 shares in 2013	(4,827,601)	(4,570,722)
Additional paid-in capital	7,412,095	7,412,095
Accumulated deficit	(20,102,376)	(17,262,225)
Total stockholders' deficit	(17,514,256)	(14,417,201)

Total liabilities and stockholders' deficit	$19,581,949	$23,502,924

FIRST SURGICAL PARTNERS, INC.
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013

Net revenue	$8,747,842	$9,029,272	$12,594,889	$17,836,184

Operating expenses:
Salaries and benefits	631,054	738,211	1,271,384	1,476,695
Medical supplies	2,104,562	1,493,256	3,905,793	3,021,443
Bariatric and gastro-esophageal program sponsorship fees	675,000	718,575	1,425,000	1,350,575
Legal and professional fees	118,187	72,430	246,621	359,889
Depreciation	379,299	394,553	756,847	786,860
Rent	497,499	433,666	988,133	863,545
Management fees	-	310,296	-	741,863
Staff leasing expense	2,215,860	2,130,743	4,328,357	4,278,690
Other operating expenses	1,167,322	1,651,160	2,577,063	3,379,392
Total operating expenses	7,788,783	7,942,890	15,499,198	16,258,952

Other expense (income):
Interest expense, net	258,264	369,811	541,467	746,370
Loss on sale or disposal of property and equipment	-	495,326	-	554,053
Other income	-	(1)	(666,225)	(165)
Total other expense (income)	258,264	865,136	(124,758)	1,300,258

Loss from continuing operations before income taxes	700,795	221,246	(2,779,551)	276,974

Income tax expense	26,627	307,881	53,254	698,559

Net loss	$674,168	$(86,635)	$(2,832,805)	$(421,585)

FIRST SURGICAL PARTNERS, INC.
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013

Operating Activities
Net loss	$674,168	$(86,635)	$(2,832,805)	$(421,585)
Adjustments to reconcile net loss to net cash provided by (used in) operating
Depreciation	379,299	394,553	756,847	786,860
Deferred income taxes	-	(66,073)	-	(3,380)
(Gain) on the sale or disposal of property and equipment	-	443,948	-	443,948
Changes in operating assets and liabilities:
Accounts receivable	(792,250)	(1,807,111)	2,091,797	(1,913,610)
Inventory	89,973	(219,833)	158,517	(198,886)
Prepaids and other current assets	(19,416)	(8,826)	71,098	138,722
Other noncurrent assets	11,365	250,373	32,559	536,326
Accounts payable	185,718	641,251	(1,187,768)	548,358
Accrued expenses and other current liabilities	(47,788)	268,582	(5,637)	422,147
Other long term liabilities	-	-	-	-
Income tax receivable/payable	22,778	281,484	983,616	281,484
Net cash provided by operating activities	503,847	91,713	68,224	620,384

Investing Activities
Proceeds from the sale of property and equipment	-	10,311	-	10,311
Purchases of property and equipment	-	(35,938)	-	(141,155)
Net cash used for investing activities	-	(25,627)	-	(130,844)

Financing Activities
Proceeds from lines of credit	30,000	(49,182)	1,440,000	1,732,982
Repayment of long-term debt	(687,939)	(389,015)	(870,489)	(2,364,505)
Repayment of capital lease obligations	31,917	(55,877)	(614,061)	(130,634)
Purchase of treasury stock	(62,334)	-	(256,904)	-
Net cash used for financing activities	(688,356)	(494,074)	(301,454)	(762,157)

Net decrease in cash and cash equivalents	(184,509)	(427,988)	(233,230)	(272,617)
Cash and cash equivalents at beginning of year	846,778	182,657	895,499	27,286

Cash and cash equivalents at end of year	$662,269	$(245,331)	$662,269	$(245,331)

Non-cash investing and financing activities
Assets acquired through capital lease obligations	$-	$173,730	$-	$966,138

Supplemental Disclosure of Cash Flow Information
Cash paid for the year for interest	$(258,264)	$369,811	$541,467	$746,370
Cash paid for the year for income taxes	$-	$-	$-	$-

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

First Surgical Partners, Inc. (“FSPI”), including its subsidiaries, was owner and operator of an ambulatory surgery center, First Street Surgical Center, LP (“FSSC”) and a general acute care hospital, First Street Hospital, LP (“FSH”), each located in the greater Houston, Texas metro area.

Effective September 2, 2014, FSPI contributed certain assets and liabilities of FSSC and FSH to First Nobilis, LLC, a Texas limited liability company (“First Nobilis”) in exchange for a 49% ownership interest in First Nobilis. Following this transaction, First Nobilis’ ownership is apportioned 51% - 49% between the Nobilis Health Corp. and First Surgical respectively. Nobilis Health Corp. is an non-affiliated third party which owns and manages healthcare facilities.

Effective October 1, 2013, the Company completed a tax free reorganization where a stockholder of its parent, First Surgical Partners Holdings, Inc. (“FSPH”), exchanged his common shares in FSPH for all of the partnership units in the First Surgical Woodlands, LP, (“FSW”) that were owned by FSPI. These carve-out financial statements exclude FSW’s financial information for dates before the tax free reorganization. The operations of FSW were previously presented as discontinued operations.

The unaudited consolidated financial statements of FSPI included herein have been prepared without audit. Certain information and disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations for the interim periods presented. All adjustments are of a normal nature. The results of operations for the three and six month periods are not necessarily indicative of the results that may be expected for the full year. These unaudited financial statements should be read in conjunction with FSPI’s consolidated financial statements as of and for the year ended December 31, 2013.

NOTE 2 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 27, 2015, the date which the financial statements were issued. Except for the transaction with First Nobilis discussed in Note 1, there were no other subsequent events requiring adjustment or disclosure in these financial statements.

Nobilis Health Corp.
Unaudited Pro Forma Interim Consolidated Balance Sheet
Six Months Ended June 30, 2014
(In thousands)

	Nobilis	First Surgical	Pro Forma		Pro Forma
	Health Corp.	Partners, Inc.	Adjustments		Consolidated

ASSETS

CURRENT ASSETS:
Cash	$4,188	$662	$(662)	(b)	$4,188

Trade accounts receivable, net	9,745	6,002	507	(a)	16,254
Medical supplies	888	836	(238)	(a)	1,486
Note receivable	-	191	(191)	(b)	-
Prepaid expenses and other current assets	830	168	(168)	(b)	830
Total current assets	15,651	7,859	(752)		22,758

PROPERTY AND EQUIPMENT — Net	7,564	8,970	(8,970)	(b)	7,564
INTANGIBLE ASSETS	1,097	-	4,910	(a)	6,007
GOODWILL	1,953	-	1,249	(a)	3,202
NONCURRENT DEFERRED INCOME TAX ASSETS	-	2,528	(2,528)	(b)	-
NOTE RECEIVABLE	150	-	-		150
INVESTMENT IN ASSOCIATE	150	-	-		150
OTHER LONG -TERM ASSETS	237	225	(225)	(b)	237
TOTAL ASSETS	$26,802	$19,582	$(6,316)		$40,068

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Trade accounts payable	$2,894	$12,288	$(6,228)	(a)	$8,954
Accrued liabilities	1,930	925	(925)	(b)	1,930
Income taxes payable	-	216	(216)	(b)	-
Current portion of long-term debt	1,693	366	(366)	(b)	1,693
Short-term portion of capital leases	51	751	-		802
Other current liabilities	5	20	(20)	(b)	5
Total current liabilities	6,573	14,566	(7,755)		13,384

LONG-TERM PORTION OF CAPITAL LEASES	137	-	-		137
LINES OF CREDIT	-	2,988	(2,988)	(b)	-
LONG-TERM DEBT, NET OF CURRENT PORTION	1,525	19,542	(20,293)	(b)	774
Total liabilities	8,235	37,096	(31,036)		14,295

SHAREHOLDERS’ EQUITY:
Common stock	-	4	(4)	(c)	-
Treasury stock	-	(4,828)	4,828	(c)	-
Additional paid in capital	151,854	7,412	(7,412)	(c)	151,854
Accumulated deficit	(140,321)	(20,102)	20,102	(c)	(140,321)
Accumulated other comprehensive income	51	-	-		51
Total shareholders’ equity	11,584	(17,514)	17,514		11,584
NON-CONTROLLING INTERESTS	6,983	-	7,206	(d)	14,189
Total equity	18,567	(17,514)	24,720		25,773
TOTAL LIABILITIES AND EQUITY	$26,802	$19,582	$(6,316)		$40,068

Nobilis Health Corp.
Unaudited Pro Forma Annual Consolidated Statement of Operations
Six Months Ended June 30, 2013
(In thousands)

	Nobilis	First Surgical	Pro Forma		Pro Forma
	Health Corp.	Partners, Inc.	Adjustments		Consolidated

NET REVENUE	$9,983	$17,836			$27,819

GENERAL AND ADMINISTRATIVE EXPENSES	9,369	16,259	(1,529)	(e)	25,332
			93	(f)
			1,140	(g)

INCOME FROM OPERATIONS	614	1,577	296		2,487

OTHER EXPENSE (INCOME):
Interest expense	44	746	(746)	(e)	44
Other expense (income), net	(12)	554	-		542
Total other expense (income)	32	1,300	(746)		586

NET INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	582	277	1,042		1,901

INCOME TAX	51	699	(699)	(e)	51
NET INCOME (LOSS) BEFORE NONCONTROLLING INTERESTS	531	(422)	1,741		1,850

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,798	-	816	(h)	2,614

NET (LOSS) ATTRIBUTABLE TO NOBILIS HEALTH CORP	$(1,267)	$(422)	$925		$(764)
NET (LOSS) PER BASIC COMMON SHARE	$(0.03)				$(0.02)
NET (LOSS) PER FULLY DILUTED COMMON SHARE	$(0.03)				$(0.02)
WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC)	36,265,705				36,265,705
WEIGHTED AVERAGE SHARES OUTSTANDING (FULLY DILUTED)	36,265,705				36,265,705

Nobilis Health Corp.
Unaudited Pro Forma Annual Consolidated Statement of Operations
Year Ended December 31, 2013
(In thousands)

	Nobilis	First Surgical	Pro Forma		Pro Forma
	Health Corp.	Partners, Inc.	Adjustments		Consolidated

NET REVENUE	$31,128	$32,327			$63,455

GENERAL AND ADMINISTRATIVE EXPENSES	26,452	32,470	(2,488)	(e)	58,899
			185	(f)
			2,280	(g)

INCOME FROM OPERATIONS	4,676	(143)	23		4,556

OTHER (INCOME) EXPENSE:
Gain on bargain purchase	(2,392)	-	-		(2,392)
Interest expense (income)	97	1,512	(1,512)	(e)	97
Other expense, net	120	557	-		677
Total other (income) expense	(2,175)	2,069	(1,512)		(1,618)

NET INCOME (LOSS) BEFORE INCOME TAXES
AND NONCONTROLLING INTERESTS	6,851	(2,212)	1,535		6,174

INCOME TAX EXPENSE (BENEFIT)	177	(532)	532	(e)	177
NET INCOME (LOSS) BEFORE NONCONTROLLING INTERESTS	6,674	(1,680)	1,003		5,997

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,476	-	30	(h)	5,506

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,198	(1,680)	973		491

NET INCOME FROM DISCONTINUED OPERATIONS	-	509	(509)	(e)	-

NET INCOME (LOSS) ATTRIBUTABLE TO NOBILIS HEALTH CORP	$1,198	$(1,171)	$464		$491
NET INCOME PER BASIC COMMON SHARE	$0.03				$0.01
NET INCOME PER FULLY DILUTED COMMON SHARE	$0.03				$0.01
WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC)	36,793,950				36,793,950
WEIGHTED AVERAGE SHARES OUTSTANDING (FULLY DILUTED)	37,637,662				37,637,662

Nobilis Health Corp.
Unaudited Pro Forma Interim Consolidated Statement of Operations
Six Months Ended June 30, 2014
(In thousands)

	Nobilis	First Surgical	Pro Forma		Pro Forma
	Health Corp.	Partners, Inc.	Adjustments		Consolidated

NET REVENUE	$27,235	$12,595			$39,830

GENERAL AND ADMINISTRATIVE EXPENSES	23,355	15,499	(757)	(e)	39,330
			93	(f)
			1,140	(g)

INCOME (LOSS) FROM OPERATIONS	3,880	(2,904)	(476)		500

OTHER EXPENSE (INCOME):
Interest expense	71	541	(541)	(e)	71
Other expense (income), net	(24)	(666)	-		(690)
Total other expense (income)	47	(125)	(541)		(619)

NET INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	3,833	(2,779)	65		1,119

INCOME TAX	238	53	(53)	(e)	238
NET INCOME (LOSS) BEFORE NONCONTROLLING INTERESTS	3,595	(2,832)	118		881

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,864	-	(1,047)	(h)	2,817

NET LOSS ATTRIBUTABLE TO NOBILIS HEALTH CORP	$(269)	$(2,832)	$1,165		$(1,936)
NET LOSS PER BASIC COMMON SHARE	$(0.01)				$(0.04)
NET LOSS PER FULLY DILUTED COMMON SHARE	$(0.01)				$(0.04)
WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC)	43,301,603				43,301,603
WEIGHTED AVERAGE SHARES OUTSTANDING (FULLY DILUTED)	43,301,603				43,301,603

Notes to the Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated balance sheet and statement of operations give effect to the following transactions, assumptions and adjustments as if they had occurred on January 1, 2013.

The fair value of the intangible assets were determined by independent third party valuation experts. The carrying amounts of all other net assets contributed to First Nobilis approximate their fair values due to their short term nature.

The fair values of assets acquired and liabilities assumed relating to the acquisition is as follows:

September 1, 2014
Assets:
Accounts receivable	$6,509
Inventory	598
Intangibles:
Trade name	1,200
Physician relationships	4,000
Goodwill	1,249
Total Assets Acquired:	$13,556

Liabilities and Equity:
Accounts payable	$6,060
Unfavorable lease	290
Total Liabilities and Equity	$6,350

Pro Forma Adjustments to the Unaudited Consolidated Balance Sheet:

a)	Adjustments represent the allocation of the purchase price consideration reflecting the estimated fair value of the net assets acquired on September 1, 2014.
b)	Adjustments represent the carve-out of assets and liabilities which are not specifically identifiable to the acquired business.
c)	Equity balances of acquiree are eliminated.
d)	Value of the 49% ownership interest given in consideration for acquiring the net assets.

Pro Forma Adjustments to the Unaudited Consolidated Statement of Operations:

e)	Adjustments represent the carve-out of costs not directly associated in the revenue producing activity of the business acquired. The following table summarizes the excluded costs (in thousands):

	June 30,	December 31,	June 30,
	2013	2013	2014

Management service fees (1)	742	905	-
Depreciation (2)	787	1,583	757
Interest (3)	746	1,512	541
Tax expense (benefit) (4)	699	(532)	53
Losses from Discontinued Operations (5)	-	509	-

Notes:

(1)

Management service fees are solely related to fees paid by First Surgical in exchange for various management services pertaining to hospital and surgery center operations. In conjunction with the acquisition, the Company entered into a Management Services Agreement (“MSA”) with First Nobilis to provide these same management services for the new entity. Monthly MSA fees are determined based on a fixed percentage of cash collections. The management fee expenses and revenues are eliminated through consolidation with a remaining impact to non-controlling interest for the 49% of entity which is attributable to First Surgical. The pre-existing management service fees have been adjusted out of the pro forma and replaced with the monthly MSA fees. Incremental modifications have been made to the non-controlling interest balance of $170,000, $362,000 and $283,000 for the periods ending June 30, 2013, December 31, 2013 and June 30, 2014, respectively which were included as part of the non-controlling interest adjustment performed in note (h), as seen below.

(2)

Title to all medical equipment was retained by First Surgical and was not included as part of the purchase price allocation. As depreciation expense remains the burden of First Surgical, this expense has been adjusted out of the pro forma. In conjunction with the acquisition, the Company entered into an operating lease agreement with First Surgical to lease the medical equipment for a monthly fee of $190,000, as illustrated in adjustment (g) seen below.

(3)

Interest expense is solely related to outstanding debt balances held by First Surgical. Responsibility and liability for such debt was retained by First Surgical and no debt balances were included as part of the purchase price allocation. As interest remains the burden of First Surgical, this expense has been adjusted out of the pro forma. No additional debt was incurred specifically for the operation of First Nobilis.

(4)

The Company did not acquire First Surgical’s legal entity, but only acquired certain assets and liabilities. As such, all federal tax burdens remain with First Surgical. The assets and liabilities acquired are now part of the Company’s newly formed entity, First Nobilis, a Texas limited liability company. First Nobilis is taxed as a partnership for federal income tax purposes whereby all income and losses are to be included in the tax returns of the individual partners. As a partner with a 51% ownership interest, the Company has the ability to offset any tax implications with pre-existing net operating losses.

(5)

Income from discontinued operations resulted from a discontinued entity which First Surgical had previously owned and operated prior to the acquisition with Nobilis. As no assets and liabilities of this discontinued entity were part of the purchase price allocation, all income related to the discontinued entity has been adjusted out of the pro forma.

f)

To record amortization expense associated with the intangible assets acquired through the purchase. This expense has been separately calculated and adjusted for each of the periods ending June 30, 2013, December 31, 2013 and June 30, 2014.

g)

To reflect the monthly lease of $190,000 which the Company pays First Surgical to utilize their medical equipment, as previously mentioned in adjustment (e) as seen above. This expense has been separately calculated and adjusted for each of the periods ending June 30, 2013, December 31, 2013 and June 30, 2014.

h)

To reflect non-controlling interest of the 49% minority ownership which belongs to First Surgical. This balance has been separately calculated and adjusted for each of the periods ending June 30, 2013, December 31, 2013 and June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Harry Fleming
Harry Fleming
President and Director

Date: March 30, 2015